Exhibit h.(v)

AMENDED AND RESTATED TRANSFER AGENCY FEE WAIVER AGREEMENT

THIS AMENDED AND RESTATED TRANSFER AGENCY FEE WAIVER AGREEMENT, as amended and restated on August 13, 2015, between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a "Company" and collectively, the "Companies") on behalf of each series of the Companies (each a "Fund" and collectively, the "Funds") and Hartford Administrative Services Company (the "Transfer Agent").

WHEREAS, the Transfer Agent has been appointed the transfer agent of each of the Funds pursuant to a Transfer Agency and Service Agreement between each Company, on behalf of the Funds, and the Transfer Agent;

WHEREAS, each Company and the Transfer Agent desire to enter into the arrangements described herein relating to the transfer agency fees of the Funds;

WHEREAS, each Company and the Transfer Agent entered into multiple Transfer Agency Fee Waiver Agreements commencing on February 6, 2008 through May 29, 2015 for each of the Funds (altogether, the “Waiver Agreements”);

WHEREAS, each Company and the Transfer Agent desire to combine all such Waiver Agreements into a single agreement with the same material terms as the Waiver Agreements; and

WHEREAS, the Waiver Agreements are hereby terminated and superseded by this Agreement.

NOW, THEREFORE, each Company and the Transfer Agent hereby agree as follows:

1.            For the period commencing March 1, 2015 through February 29, 2016, the Transfer Agent hereby agrees to reimburse any portion of the transfer agency fees over 0.30% of the average daily net assets per fiscal year for each class of shares for each Fund listed on Schedule A.

2.            Through February 28, 2017, the Transfer Agent hereby agrees to reimburse any portion of the transfer agency fees over 0.30% of the average daily net assets per fiscal year for each class of shares for each Fund listed on Schedule B.

3.            The reimbursements described in Sections 1 and 2 above are not subject to recoupment by the Transfer Agent.

4.            The Transfer Agent understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund's expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

5.            This Agreement shall renew automatically for one-year terms unless the Transfer Agent provides written notice of termination prior to the start of such term.

6.            Future series of the Companies may be added from time to time to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

Name:	/s/ Vernon J. Meyer
Vernon J. Meyer

Title:	Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

Name:	/s/ Vernon J. Meyer
Vernon J. Meyer

Title:	Vice President

HARTFORD ADMINISTRATIVE SERVICES COMPANY

Name:	/s/ Gregory A. Frost
Gregory A. Frost

Title:	Chief Financial Officer

SCHEDULE A

THE HARTFORD MUTUAL FUNDS, INC.

on behalf of:

The Hartford Balanced Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
The Hartford Checks and Balances Fund
The Hartford Conservative Allocation Fund
Hartford Core Equity Fund
The Hartford Dividend and Growth Fund
Hartford Duration-Hedged Strategic Income Fund
The Hartford Emerging Markets Local Debt Fund
Hartford Emerging Markets Equity Fund
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Floating Rate High Income Fund
The Hartford Global All-Asset Fund
The Hartford Global Alpha Fund Hartford Global Capital Appreciation Fund
Hartford Global Equity Income Fund
The Hartford Global Real Asset Fund
The Hartford Growth Allocation Fund
The Hartford Healthcare Fund
The Hartford High Yield Fund
The Hartford Inflation Plus Fund
Hartford International Capital Appreciation Fund[1]
The Hartford International Opportunities Fund
The Hartford International Small Company Fund
The Hartford International Value Fund
Hartford Long/Short Global Equity Fund
The Hartford MidCap Fund
The Hartford MidCap Value Fund
Hartford Moderate Allocation Fund
Hartford Multi-Asset Income Fund
The Hartford Municipal Opportunities Fund
The Hartford Quality Bond Fund
Hartford Real Total Return Fund
The Hartford Short Duration Fund

1 Fund to be renamed Hartford International Equity Fund effective September 30, 2015

The Hartford Small Company Fund
Hartford Small Cap Core Fund
The Hartford Strategic Income Fund
The Hartford Total Return Bond Fund
The Hartford Unconstrained Bond Fund
The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

on behalf of:

The Hartford Growth Opportunities Fund
The Hartford Municipal Real Return Fund
The Hartford Small Cap Growth Fund
The Hartford Value Opportunities Fund

SCHEDULE B

THE HARTFORD MUTUAL FUNDS, INC.

on behalf of:

The Hartford International Growth Fund
Hartford Municipal Income Fund
Hartford Municipal Short Duration Fund